W. R. GRACE & CO.-CONN.
as issuer,
W. R. GRACE & CO.,
as Parent Guarantor,
EACH OF THE GUARANTORS PARTY HERETO
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
_____________________________________________
FIRST SUPPLEMENTAL INDENTURE
Dated as of September 16, 2014
_____________________________________________
5.125% Notes due 2021
5.625% Notes due 2024

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TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions    1
Section 1.02Other Definitions.    24
ARTICLE 2

THE NOTES
Section 2.01Form and Dating    25
Section 2.02Execution and Authentication    26
Section 2.03Registrar and Paying Agent    27
Section 2.04Paying Agent to Hold Money in Trust    27
Section 2.05Holder Lists    27
Section 2.06Transfer and Exchange.    28
Section 2.07Replacement Notes.    36
Section 2.08Outstanding Notes.    36
Section 2.09Treasury Notes.    36
Section 2.10Temporary Notes.    37
Section 2.11Cancellation.    37
Section 2.12Defaulted Interest.    37
Section 2.13CUSIP Numbers.    37

2
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ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01Notices to Trustee.    38
Section 3.02Selection of Notes to Be Redeemed    38
Section 3.03Notice of Redemption.    38
Section 3.04Effect of Notice of Redemption.    39
Section 3.05Deposit of Redemption Price.    40
Section 3.06Notes Redeemed in Part.    40
Section 3.07Optional Redemption.    40
Section 3.08Mandatory Redemption.    41
Section 3.09[Intentionally Omitted]    41
ARTICLE 4

COVENANTS
Section 4.03Reports.    41
Section 4.04Compliance Certificate.    42
Section 4.05Existence.    43
Section 4.06Limitations on Liens.    43
Section 4.07Limitations on Sale and Leaseback Transactions    43
Section 4.08Exemption from Limitations on Liens and Limitations on Sale and Leaseback Transactions    44
Section 4.09Repurchase at the Option of Holders upon a Change of Control Triggering Event.    44
Section 4.10Additional Guarantees    46

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ARTICLE 5

SUCCESSORS
ARTICLE 6

DEFAULTS AND REMEDIES
ARTICLE 7

TRUSTEE
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders of Notes.    47
Section 9.02With Consent of Holders of Notes.    48
Section 9.03[Intentionally Omitted]    50
Section 9.04Revocation and Effect of Consents.    50
Section 9.05Notation on or Exchange of Notes.    50
Section 9.06Trustee to Sign Amendments, etc.    50
ARTICLE 10

GUARANTEES
Section 10.08Additional Guarantor.    50

4
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ARTICLE 11

MISCELLANEOUS
Section 11.16Supplemental Indenture Controls.    51
ARTICLE 12

SATISFACTION AND DISCHARGE

5
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FIRST SUPPLEMENTAL INDENTURE dated as of September 16, 2014 (the “Supplemental Indenture”) among W. R. Grace & Co.-Conn., a Connecticut corporation, (the “Company”), W. R. Grace & Co., a Delaware corporation (the “Parent Guarantor”), the other Guarantors party hereto and Wilmington Trust, National Association, as trustee (the “Trustee”).
WHEREAS, the Company, the Parent Guarantor and the Trustee have previously executed and delivered an Indenture, dated as of September 16, 2014 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s senior debt securities;
WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to, among other things, establish the form or terms of any series of Notes (as defined in the Base Indenture) as permitted by Section 2.01 and Section 9.01 of the Base Indenture;
WHEREAS, the Company and the Parent Guarantor are entering into this Supplemental Indenture to, among other things, establish the form and terms of the Company’s new series of 5.125% Notes due 2021 (the “2021 Notes”) and 5.625% Notes due 2024 (the “2024 Notes” and together with the 2021 Notes, the “Notes”) pursuant to the Base Indenture, as modified by this Supplemental Indenture;
WHEREAS, Section 9.01 of the Base Indenture provides that the Company and Guarantors may conform the Base Indenture, as amended and supplemented, or the Notes, as amended or supplemented, to the description and terms of such Notes in the offering memorandum, prospectus supplement or other offering document applicable to such Notes at the time of the initial sale thereof; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the Parent Guarantor and the Trustee, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as defined herein), hereby enter into this Supplemental Indenture to, among other things, establish the terms of the Notes pursuant to Section 2.01 of the Base Indenture and there is hereby established the Company’s “5.125% Notes due 2021” and “5.625% Notes due 2024” as a separate series of Notes (as defined in the Base Indenture) and such parties further agree that this Supplemental Indenture affects the Company’s 5.125% Notes due 2021 and 5.625% Notes due 2024 only and not any other series of Notes (as defined in the Base Indenture), except with respect to Section 9.02 hereof.

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Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto that governs the Notes have the respective meanings specified in this Section 1.01. All other terms used in this Supplemental Indenture that are defined in the Base Indenture or the Trust Indenture Act of 1939 (the “TIA”), either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the TIA, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
“Acquired Entity or Business” has the meaning specified in the definition of the term Consolidated EBITDA.
“Additional Notes” means Notes issued pursuant to the terms of the Base Indenture or the Supplemental Indenture in addition to Initial Notes (other than any Notes issued in respect of Initial Notes pursuant to Sections 3.06 or 9.05 of this Supplemental Indenture or Sections 2.06, 2.07 or 2.10 of the Base Indenture).
2    “Asset Acquisition” means (a) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or shall be merged with or into the Company or any of its Restricted Subsidiaries, or (b) the acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
3    “Attributable Indebtedness” means, with regard to a sale and leaseback arrangement of a Principal Property that is a Capitalized Lease, shall be the amount thereof accounted for as a liability in accordance with GAAP.
4    “Base Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.
5    “Below Investment Grade Rating Event” means a series of Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to

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effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that if (i) during such 60-day period one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the Notes, and (ii) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of the Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a Below Investment Grade Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if either Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).
6    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
7    “Capitalized Lease” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
8     “Cash Equivalents” means:
(a)    (1) Dollars, Canadian Dollars, Euros, or any national currency of any member state of the European Union; or (2) any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;
(b)    securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(c)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or trust company (1) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized statistical rating organization (as defined under the Exchange Act, a “Nationally Recognized Statistical Rating Organization”)) or (2) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $250,000,000;

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(d)    repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;
(e)    commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;
(f)    readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(g)    Indebtedness or preferred stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;
(h)    bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(i)    interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (g) above; and
(j)    solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (i) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.
(a)    Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) within ten business days following the receipt of such amounts.
9    “Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor, the Company and its Subsidiaries taken as

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a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries;
(2)    the adoption of a plan relating to the Company’s liquidation or dissolution; or
(3)    the Parent Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of all shares of the capital stock of the Parent Guarantor entitled to vote generally in elections of directors.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Parent Guarantor becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent Guarantor immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
10    “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
11    “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
12    “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or, if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.
13    “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
14    (a)    increased (without duplication) by the following:
15    (i) provision for taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest

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relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus
16    (ii) (a) Consolidated Interest Expense of such Person for such period, (b) interest accretion and interest expense in respect of the DPO Obligations, (c) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (d) bank fees and (e) costs of surety bonds in connection with financing activities, in each case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
17    (iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
18    (iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (a) such fees, expenses or charges related to the incurrence of the Credit Agreement and any other credit facilities or the offering of debt securities and (b) any amendment or other modification of this Agreement, any other credit facilities or other Indebtedness or the offering of debt securities (in each case, whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus
19    (v) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including charges, reserves and expense related to the Exit, and costs related to the closure and/or consolidation of facilities and to exiting lines of business; plus
20    (vi) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period; plus
21    (vii) (1) pro forma adjustments in respect of cost savings, operating expense reductions and cost synergies relating to any Specified Transaction or the implementation of an operational initiative or operational change, in each case, projected by the Company in good faith to result from actions taken or expected to be taken (in the good faith determination of the Company) within twelve (12) months after the date any such transaction is consummated and (2) the amount of “run-rate” cost savings, synergies and operating efficiencies projected by the Company in good faith to be realized in connection with any Specified Transaction or the implementation of an operational initiative or operational change, in each case, within twelve (12) months after the date any such transaction is consummated (which cost savings, synergies or operating efficiencies shall be determined by the Company in good faith and shall be calculated on

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a Pro Forma Basis as though such cost savings, synergies or operating efficiencies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that, in the case of each of clause (1) and (2), (x) the Company shall have determined in good faith that such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) the aggregate amount added back pursuant to this clause (vii) for any four fiscal quarter period shall not exceed 15.0% of Consolidated EBITDA (calculated on a Pro Forma Basis after giving effect to this clause (vii)) for such period; plus
22    (viii) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; plus
23    (ix) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) of this definition below for any previous period and not added back; plus
24    (x) to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance (to the extent actually received and net of expenses incurred to obtain such proceeds, unless otherwise deducted in determining Consolidated Net Income); plus
25    (xi) any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus
26    (xii) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus
27    (xiii) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus
28    (xiv) the amount of loss on sale of Securitization Assets in connection with a Qualified Securitization Financing;
29    (b)    decreased (without duplication) by the following:

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30    (i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus
31    (ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus
32    (iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus
33    (iv) any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus
34    (v) the amount of any minority interest income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus
35    (vi) cash payments made during such period in respect of non-cash items added back to Consolidated EBITDA pursuant to clause (a)(vi) above in a prior period; and
36    (c)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.
37    (d)    There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary during such period, including the UNIPOL Acquisition (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring during such period but prior to such acquisition). For purposes of determining the Secured Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any

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Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring during such period but prior to such sale, transfer or disposition). Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after February 3, 2014, Acquired EBITDA for the UNIPOL Acquisition shall be $11,250,000 for each of the fiscal quarters ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013.
(e)    Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income.
38    “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and
(3)    any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (x) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (x) of the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.
“Consolidated Joint Venture” of the Company means a corporation, partnership, limited liability company or other business entity selected by the Company in its discretion (x) of which 50% or less of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by the Company, and (y) that is consolidated with the Company and its Subsidiaries in accordance with GAAP.

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“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and including the net income (loss) of Consolidated Joint Ventures in an amount not to exceed $20,000,000; provided, however, that there will not be included in such Consolidated Net Income, without duplication:
(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary (other than up to $20,000,000 of net income (loss) of Consolidated Joint Ventures), except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a joint venture with outstanding third party Indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by a Responsible Officer) could have been distributed by such Person during such period to the Company or a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;
(2) [intentionally left blank];
(3) any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations of the Company or any Restricted Subsidiary;
(4) any net gain (or loss) realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer of the Company or its Board of Directors);
(5) (i) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including any Exit Expenses), or (ii) any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;
(6) the cumulative effect of a change in accounting principles;
(7) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and (ii) income (loss) attributable to deferred compensation plans or trusts;
(8) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of indebtedness and any net gain (loss) from any write-off or forgiveness of indebtedness;
(9) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair

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value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;
(10) any unrealized foreign currency translation gains or losses in respect of indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(11) any acquisition accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(12) any impairment charge, write-down or write-off relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities;
(13) any after-tax effect of income (loss) from the early extinguishment or cancellation of indebtedness or any obligations under any Swap Contracts or other derivative instruments;
(14) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Company’s emergence from bankruptcy, or the release of any valuation allowance related to such item;
(15) any non-cash items in respect of (x) pension and other post retirement obligations, (y) environmental obligations and (z) litigation or other disputes in respect of events and exposures will be excluded from Consolidated Net Income;
(16) any cash payments in respect of (x) pension and other post retirement obligations, (y) environmental obligations and (z) litigation or other disputes will be deducted from Consolidated Net Income (but only to the extent not already reducing Consolidated Net Income in accordance with GAAP) and in each case of clauses (x) through (z), excluding any payments in respect of charges taken on or prior to the date hereof; and
(17) cash payments of the Warrant and the DPO Obligations shall be excluded for all purposes.
In addition, to the extent not already excluded from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed in such period by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) to the extent covered by insurance and actually reimbursed in such period, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the

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applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.
39    “Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the United States as in effect from time to time.
40    “Converted Restricted Subsidiary” has the meaning specified in the definition of Consolidated EBITDA.
41    “Credit Agreement” means the credit agreement entered into as of February 3, 2014 among W. R. Grace & Co., a Delaware corporation, W. R. Grace & Co.-Conn., a Connecticut corporation, Grace GmbH & Co. KG, a limited partnership organized and existing under the laws of Germany, registered with the local court Mainz under number HRA 11357, each lender from time to time party hereto and Goldman Sachs Bank USA, as administrative agent, or any replacement, renewal, extension, refinancing or other substitution thereof.
42    “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 of the Base Indenture, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
43    “Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 of the Base Indenture as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.
44    “Disposition” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
45    “Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable, all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable.

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46    “Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event), (b) is redeemable at the option of the holder thereof, in whole or in part, (other than if the issuer has the option to settle for Qualified Capital Stock and cash in lieu of fractional shares), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the 2021 Notes are no longer outstanding (with respect to the 2021 Notes) or after the 2024 Notes are no longer outstanding (with respect to the 2024 Notes); provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent Guarantor (or any direct or indirect parent thereof), the Issuer or the Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Issuer or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
47    “Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.
48    “DPO Obligations” means the obligations under the deferred payment agreements with respect to the WRG Asbestos PI Trust, the WRG Asbestos PI Trust and the WRG Asbestos PD Trust, each dated as of February 7, 2014.
49    “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
50    “Exit Expenses” means all fees, expenses and charges incurred in connection with the Parent Guarantor’s emergence from bankruptcy.
51    “Foreign Subsidiary” means, with respect to any Person, any subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.
52    “GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.
53    “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) of the Base Indenture which is required to be placed on all Global Notes issued under this Supplemental Indenture.
54    “Global Notes” means each of the Restricted Global Notes.

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55    “Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.
56    “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Swap Contract.
57    “Holder” means a holder of the Notes.
58    “Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture and as further amended or supplemented from time to time with respect to the Notes.
59    “Indebtedness” of any person means, without duplication, (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments and (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness.
60    “Independent Investment Banker” means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.
61    “Initial Notes” means the Notes issued on the Issue Date (and any Notes issued in respect thereof pursuant to Sections 3.06 or 9.05 of this Supplemental Indenture or Sections 2.06, 2.07 or 2.10 of the Base Indenture).
62    “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt for borrowed money in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid back, repaid, returned, distributed or otherwise received in respect of such Investment.
63    “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

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64    “Lien” means any pledge, mortgage, lien, encumbrance or other security interest.
65    “Limited Condition Acquisition” means any acquisition, including by way of merger, by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing.
66    “Moody’s” means Moody’s Investors Service, Inc., and its successors.
67    “Note” or “Notes” has the meaning assigned to it in the preamble and includes the Initial Notes and any Additional Notes.
68    “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
69    “Offering Circular” means that certain preliminary offering circular of the Company relating to the Notes, dated September 9, 2014, as supplemented by the pricing supplement, dated September 11, 2014.
70    “Parent Guarantor” means W. R. Grace & Co., a Delaware corporation.
71    “Permitted Liens” means:
(1)    Liens securing Indebtedness in aggregate principal amount not to exceed the greater of (i) $1,555 million or (ii) the maximum principal amount of Indebtedness that could be incurred such that after giving effect to such incurrence, the Secured Leverage Ratio of the Company would be no greater than 2.0 to 1.0, in each case, outstanding at any one time; provided that for the purposes of determining the Secured Leverage Ratio of the Company for purposes of this clause, the Secured Leverage Ratio shall be calculated net of cash and Cash Equivalents;
(2)    Liens existing on the date the Notes are issued;
(3)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Capital Stock of any Person that becomes a Restricted Subsidiary) and any modifications, replacements, refinancings, restructurings, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);
(4)    Liens (i) in favor of the Company or a Restricted Subsidiary on assets of a Restricted Subsidiary or (ii) in favor of the Company or any Guarantor;

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(5)    Liens on real property acquired after the date on which the Notes are first issued which secure Indebtedness incurred to acquire such real property or improve such real property in an aggregate amount at any one time outstanding not to exceed the greater of (i) $150 million and (ii) 3.0% of Total Assets, so long as (x) such Indebtedness is incurred on the date of acquisition of such real property or within 180 days of the acquisition of such real property; (y) such Liens secure Indebtedness in an amount no greater than the purchase price or improvement price, as the case may be, of such real property so acquired; and (z) such Liens do not extend to or cover any property of ours or any Restricted Subsidiary other than the real property so acquired;
(6)    Liens for taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;
(7)    statutory and common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue such Lien is being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;
(8)    Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(9)    Liens arising in the ordinary course of business securing insurance premiums or reimbursement or indemnity obligations under insurance policies, in each case payable to insurance carriers that provide insurance to the Company or any of its Restricted Subsidiaries or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or the Guarantors or any of the Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this clause;
(10)    Liens arising to secure (i) the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this clause;
(11)    easements, rights-of-way, land use regulations, covenants, conditions, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects or matters that would be disclosed in an accurate survey affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the

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ordinary conduct of the business of the Company and its Restricted Subsidiaries (taken as a whole);
(12)    Liens securing judgments not constituting an Event of Default;
(13)    (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company or (B) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(14)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(15)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law or by operation of customary standard terms and conditions of the account keeping bank encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(16)    Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an investment be applied against the purchase price for such investment and (B) consisting of an agreement to dispose of any property and other customary Liens granted in connection with dispositions, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalents made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(17)    Liens on property of any Restricted Subsidiary that is not the Company or a Guarantor securing Indebtedness permitted of such Restricted Subsidiary;
(18)    Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;
(19)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of the Restricted Subsidiaries;

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(20)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;
(21)    any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;
(22)    Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;
(23)    ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;
(24)    Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
(25)    security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
(26)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or the Guarantors in the ordinary course of business;
(27)    any exclusive or non-exclusive licenses granted under any intellectual property rights that do not secure or is not granted in connection with incurrence of Indebtedness;
(28)    Liens on Securitization Assets arising in connection with a Qualified Securitization Financing;
(29)    in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements
(30)    or restrictions on disposition related to its Capital Stock set forth in its organizational documents or any related joint venture or similar agreement;
(31)    Liens securing Hedging Obligations for non-speculative purposes; and
(32)    any modifications, replacements, refinancings, restructurings, renewals or extensions thereof of the foregoing; provided that such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms of the original Lien and the amount of new Indebtedness does not exceed the amount of Indebtedness being replaced, refinanced, restructured, extended or renewed (plus fees and expenses, including any premium and defeasance costs)).

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In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified. Liens securing Indebtedness under the Credit Agreement outstanding on the date the Notes are first issued and authenticated under this Supplemental Indenture will be deemed to be incurred on such date in reliance on the exception described in clause (1) of this definition of Permitted Liens.
72    “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
73    “Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by the Company or any Subsidiary which is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of the Board of Directors, as evidenced by a board resolution, is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries taken as a whole.
74    “Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(a) of the Base Indenture to be placed on all Additional Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.
“Pro Forma Basis” and “Pro Forma Effect” means whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Company are available (as determined in good faith by the Company).
(a) For purposes of calculating any financial ratio or test, transactions that have been made (i) during the applicable Test Period and subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any

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Specified Transaction that would have required adjustment, then such financial ratio or test shall be calculated to give pro forma effect thereto.
(b) Whenever pro forma effect is to be given to Consolidated EBITDA with respect to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and include, for the avoidance of doubt, the amount of "run-rate" cost savings, operating expense reductions and synergies projected by the Company in good faith to be realizable as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating initiatives, operating changes and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating initiatives, operating changes and synergies were realized during the entirety of such period) and "run-rate" means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target's compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, in each case, subject to the limitations set forth in and consistent with the definition of Consolidated EBITDA.

75    (c) In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any indebtedness included in the calculations of any financial ratio or test (in each case, other than indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.
76    Notwithstanding anything in this definition to the contrary, when calculating the Secured Leverage Ratio in connection with a Limited Condition Acquisition, the date of determination of such ratio and of any default or event of default blocker shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratio shall be calculated on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Reference Period, and, for the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Parent Guarantor or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratio shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for

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purposes of calculating any ratios under the Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition.
77    “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
78    “Qualified Securitization Financing” means any Securitization Financing of a Securitization Entity that meets the following conditions: (a) the Board of Directors of the Company shall have determined in good faith that such Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company, its Restricted Subsidiaries party to the Securitization Financing and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company), (c) the Securitization Financing shall be non-recourse (except for Standard Securitization Undertakings) to the Company and its Restricted Subsidiaries and the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company), and (d) the aggregate principal amount of Securitization Financings in respect of Securitization Assets of the Company and its Restricted Subsidiaries does not exceed $100,000,000 at any one time outstanding.
79    “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as amended, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.
80    “Reference Period” means the most recently ended fiscal quarter for which internal financial statements are available.
81    “Reference Treasury Dealer” means any primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) that the Company selects, which shall initially be Goldman, Sachs & Co. and its respective successors.
82    “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
83    “Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Company shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03 of the Base Indenture.

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84    “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 903 of Regulation S.
85    “Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) of the Base Indenture which is required to be placed on all Regulation S Global Notes issued under this Supplemental Indenture.
86    “Responsible Officer” when used with respect to the Company, means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of the Company, and when used with respect to the Trustee, shall have the meaning given such term in the Base Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
87    “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
88    “Restricted Subsidiary” means a Subsidiary of the Company (other than an Unrestricted Subsidiary).
89    “Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 144A.
90    “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
91    “Secured Leverage Ratio” means, as of any date of determination, with respect to any Person and its Restricted Subsidiaries, the ratio of (x) the consolidated Indebtedness of such Person and its Restricted Subsidiaries secured by a Lien as of such date to (y) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of Pro Forma Basis.
92    “Securitization Assets” means any accounts receivable and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable, books and records related to such assets and other assets that are customarily transferred or in

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respect of which security interests are customarily granted in connection with securitization transactions involving accounts receivable.
93    “Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer, or grant a security interest in, any Securitization Assets of the Parent Guarantor or any of its Subsidiaries, to (a) a Securitization Subsidiary or other Subsidiary of the Company that in turn then transfers to a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any Person other than the Company or any of its Subsidiaries (in the case of a transfer by a Securitization Subsidiary).
94    "Senior Indebtedness" means, with respect to any Person, Indebtedness of such Person, whether outstanding on the date of the Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any Indebtedness of such Person owing to any Subsidiary of the Company; or (2) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness of such Person.
95    “Sold Entity or Business” has the meaning ascribed to that term in the definition of Consolidated EBITDA.
96    “Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Credit Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Credit Commitments (including, for this purpose, any Additional Revolving Credit Commitment or Extended Revolving Credit Commitment) above the amount of Revolving Credit Commitments in effect on February 3, 2014 for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $10,000,000 may, at the Company’s option, not be calculated on a Pro Forma Basis or after giving Pro Forma Effect.
97    “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary for a transferor or servicer of assets transferred in connection with a securitization transaction involving accounts receivable.
98    “Subsidiary” of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more

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Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).
99    “Supplemental Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.
100    “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
101    “Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters ending on or prior to such date.
102    “Total Assets” means the total assets of the Parent Guarantor, the Company and its Restricted Subsidiaries on a consolidated basis as shown on the most recent balance sheet of the Parent Guarantor, the Company, and its Restricted Subsidiaries calculated on a Pro Forma Basis.
103    “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury

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Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.
104    “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction as the context requires.
105    “UNIPOL Acquisition” means the acquisition by the issuer effective December 2, 2013, of the Polypropylene Licensing and Catalysts business of The Dow Chemical Company and certain of its subsidiaries, including the UNIPOL Polypropylene Process Technology.
106    “Unrestricted Subsidiary” means a Securitization Entity.
107    “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or comparable governing body of such Person.
108    “Warrant” means the warrants governed by (i) that certain Warrant Agreement dated as of February 3, 2014 among the Parent Guarantor, the WRG Asbestos PI Trust and Wilmington Trust and (ii) the Letter Agreement regarding the Implementation of the Warrant Agreement dated October 25, 2012 among the Parent Guarantor, Official Committee of Asbestos Personal Injury Claimants, David. T. Austern, Asbestos PI Future Claimants’ Representatives and Official Committee of Equity Security Holders.
109    “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
Section 1.02    Other Definitions.

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Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“DTC”	2.03
“Paying Agent”	2.03
“Redemption Date”	3.07
“Redemption Price”	3.07
“Registrar”	2.03
“Sale and Leaseback Transaction"	4.07
“Triggering Guarantee”	4.10
110
Article 2

THE NOTES
With respect to the Notes only, Article II of the Base Indenture is hereby replaced with the following:
Section 2.01    Form and Dating. General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Supplemental Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.
a)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to

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reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
b)    Form of Initial Notes, Etc. All Initial Notes issued on the Issue Date are to be initially represented by one or more Restricted Global Notes.
c)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.
At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount of $1,000,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amount specified by the Company, in each case specified in above, upon a written order of the Company signed by an Officer of each of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether such Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as one or more Global Notes and such other information as the Company may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Supplemental Indenture is unlimited. Any additional 2021 Notes issued hereunder shall constitute the same series as the then-existing 2021 Notes and any additional 2024 Notes issued hereunder shall constitute the same series as the then-existing 2024 Notes; provided that the terms of any such Additional Notes shall be substantially identical to the terms of the applicable Initial Notes.
On the Issue Date, the Company will issue Initial Notes in $1,000,000,000 aggregate principal amount in the form of one or more Restricted Global Notes. Any Additional Notes offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereunder or Rule 144A shall be issued as one or more Rule 144A Global Notes.

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Any Additional Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued as one or more Regulation S Global Notes.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03    Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Supplemental Indenture, which shall incorporate any applicable terms of the TIA. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust. Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided, all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to the Paying Agent prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the

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benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA § 312(a).
Section 2.06    Transfer and Exchange.
a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:
(i)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(ii)    the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(iii)    there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the

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expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(A). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(C)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(D)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

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(A)    if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(E)    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(i) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);
(F)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(G)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(H)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;
(I)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable; or

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(J)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof;
the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.
(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(C)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ii) thereof;
(D)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(E)    if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(F)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

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(G)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
(H)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or
the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the Rule 144A Global Note or, in the case of subparagraph (C) above, the Regulation S Global Note.
e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

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f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture:
(i)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.
(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN

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CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(iii)    Regulation S Legend. Each Regulation S Global Note should bear a legend in substantially the following form:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such

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Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
h)    General Provisions Relating to Transfers and Exchanges.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
(ii)    No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.09, 4.11, 4.16 and 9.05).
(iii)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    Neither the Company nor the Registrar shall be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

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(vii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(ix)    Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Supplemental Indenture and/or applicable United States Federal or state securities law.
(x)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(xi)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
(xii)    Notwithstanding anything contained herein, any transfers, replacements or exchanges of Notes, including as contemplated in this Article 2, shall not be deemed to be an incurrence of Indebtedness.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
Every replacement Note is an additional legally binding obligation of the Company and shall be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.

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The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Supplemental Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company or a Subsidiary thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Supplemental Indenture.
Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

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Section 2.12    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers.
The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Article 3
REDEMPTION AND PREPAYMENT
With respect to the Notes only, Article III of the Base Indenture is hereby replaced with the following:
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
Section 3.02    Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows:
(1)    if any Notes are listed, in compliance with the requirements of the principal securities exchange on which the Notes are listed, as certified to the Trustee by the Company, and in compliance with the requirements of DTC; or

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(2)    if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustment as described below, by lot or in accordance with any other method as the Trustee shall deem appropriate.
In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of a Holder’s Notes are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03    Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail or electronically in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
The notice shall identify the Notes to be redeemed and shall state:
a)the redemption date;
b)the redemption price;
c)if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
d)the name and address of the Paying Agent;
e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
f)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption and redeemed ceases to accrue on and after the redemption date;
g)the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

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h)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
i)any conditions to the Company’s obligations to redeem the Notes as contemplated by Section 3.04.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as to which the Trustee may agree in its sole discretion), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided that any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness, or other corporate transaction or event and notice of any redemption in respect thereof may be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied; provided, however, that any such conditions precedent shall be set forth in the notice of redemption. Such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.
Section 3.05    Deposit of Redemption Price.
At or prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal,

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from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06    Notes Redeemed in Part.
No Notes of $2,000 principal amount or less shall be redeemed in part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07    Optional Redemption.
a)Except as set forth in Section 3.07(b), the Notes are not redeemable at the option of the Company.
b)The Company may, at its option, at any time and from time to time, redeem all or any portion of the Notes on not less than 30 nor more than 60 days’ prior notice mailed (or, in the case of Global Notes, delivered electronically in accordance with the procedures of DTC) to Holders of the Notes to be redeemed at a redemption price (the “Redemption Price”) equal to the greater of:
(ii)    100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and
(iii)    The sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, accrued and unpaid interest to, but excluding, the date of redemption.
Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an equity offering, the consummation of such equity offering). Such notice shall state that, in the Company’s discretion, that the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.
If the optional redemption date (the “Redemption Date”) is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

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Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.
Section 3.08    Mandatory Redemption.
Except as otherwise provided in Section 4.09 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
Section 3.09    [Intentionally Omitted]
Article 4

COVENANTS
With respect to the Notes only, the following Sections 4.03 through 4.19 are hereby added to Article IV of the Base Indenture:
Section 4.01    Reports.
a)Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will (i) file with the SEC or (ii) make publicly available to the Trustee and the registered Holders of the Notes:
(1)    all quarterly and annual information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent registered accounting firm; and
(2)    all current information that would be required to be filed with the SEC on Form 8-K if Company were required to file such reports.
b)In the event that Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, Company will nevertheless make publicly available such Exchange Act information to the Trustee and the Holders of the Notes as if Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (a) in the case of quarterly reports, within 15 days after the time period specified in the SEC’s rules and regulations and (b) in the case of annual reports, within 30 days after the time period specified in the SEC’s rules and regulations.

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c)In addition, the Company and the guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Company and the guarantors will be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this covenant if it has filed such reports with the SEC via the EDGAR filing system or such reports are publicly available.
d)The Parent Guarantor or any successor parent may satisfy the obligations of the Company set forth above provided that if the Parent Guarantor or any successor parent does not conduct substantially all of its business through the Company then the Parent Guarantor or successor parent shall identify any material differences in the net income and revenues of the Parent Guarantor on a consolidated basis vs. those of the Company on a consolidated basis.
e)Notwithstanding anything contained herein, if not filed with the SEC but made publicly available to the Trustee and the registered Holders of the Notes in the event that the Company or the Parent Guarantor or any parent successor is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (a) such information will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC and (b) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or Subsidiaries whose securities are pledged to secure the Notes as contemplated by Rule 3-16 of Regulation S-X or any financial statements of unconsolidated Subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions.
Section 4.02    Compliance Certificate.
a)The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year have been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Supplemental Indenture and the Base Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Supplemental Indenture and the Base Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions of this Supplemental Indenture or the Base Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

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b)The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.03    Existence.
Subject to, and as permitted under, Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; provided, however, that the Company shall not be required to preserve or keep the corporate, partnership or other existence of any of its Subsidiaries, if the Company shall determine that the preservation or keeping thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Company and its Restricted Subsidiaries, taken as a whole.
Section 4.04    Limitations on Liens.
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or guarantee any Indebtedness secured by a Lien on any of the Company’s or any of the Company’s Subsidiaries’ capital stock, properties or assets, unless the Company secures the Notes equally and ratably with the Indebtedness secured by such Lien for so long as such Indebtedness is so secured. The restrictions do not apply to Indebtedness that is secured by Permitted Liens.
Section 4.05    Limitations on Sale and Leaseback Transactions
The Company will not and will not permit any Restricted Subsidiary to enter into any arrangement with any Person to lease a Principal Property (a “Sale and Leaseback Transaction”) (except for any arrangements that exist on the date the Notes are issued or that exist at the time any Person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by the Company or the Restricted Subsidiary to such Person unless:
a)such Sale and Leaseback Transaction involves a lease for a term of not more than three years;
b)such Sale and Leaseback Transaction is entered into between the Company and any Subsidiary or between the Company’s Subsidiaries;
c)the Company or the Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Indebtedness permitted pursuant to Section 4.06 without having to secure equally and ratably the Notes; or

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d)the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s Board of Directors in good faith) of the Principal Property and the Company applies within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Indebtedness associated with the Principal Property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the Notes and that is not debt to the Company or a Subsidiary, or (ii) the purchase or development of other comparable property.
Section 4.06    Exemption from Limitations on Liens and Limitations on Sale and Leaseback Transactions
Notwithstanding the limitations described under Sections 4.06 and 4.07, the Company and its Restricted Subsidiaries are permitted to create or assume Liens to secure Indebtedness or enter into sale and leaseback transactions with respect to Principal Property that would not otherwise be permitted under the limitations described under Sections 4.06 and 4.07, provided that the aggregate amount of all Indebtedness secured by such Liens (excluding Indebtedness otherwise permitted under the exceptions described in Section 4.06) and the Attributable Indebtedness with respect to all such sale and leaseback transactions (excluding Attributable Indebtedness with respect to such sale and leaseback transactions entered into in reliance on the exceptions described in Section 4.07) at any time outstanding does not exceed the greater of (i) $100 million and (ii) 2.5% of Total Assets, measured at the date of incurrence. (provided that any fees and expenses (including any premium and defeasance costs) incurred in connection with the replacement, refinancing, restructuring, extension or renewal pursuant to this Section 4.08 of Indebtedness originally incurred pursuant to this Section 4.08 shall not be deemed to constitute Indebtedness for purposes of calculating the aggregate amount of Indebtedness that may be incurred pursuant to this Section 4.08 upon such replacement, refinancing, restructuring, extension or renewal).
Section 4.07    Repurchase at the Option of Holders upon a Change of Control Triggering Event.
a)If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Section 3.07, Holders of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).
b)Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, the Company will mail (or deliver electronically) a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days

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from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required hereunder and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
c)To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflicts.
d)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(ii)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(iii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iv)    deliver or cause to be delivered to the Trustee the Notes properly accepted.
e)The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
f)The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
g)In the event that Holders of not less than 90% of the aggregate principal amount of a series of outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes of such series held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes of such series that remain outstanding, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
Section 4.08    Additional Guarantees

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a)If a Domestic Subsidiary guarantees (such guarantee being referred to as the “Triggering Guarantee”) Senior Indebtedness of the Company under the Credit Agreement, then the Company will cause such Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will guarantee payment of the Notes on the same terms and conditions as the original Guarantees from the initial Guarantors with such limitations as are set forth in the Triggering Guarantee.
b)A Guarantor will be automatically released and relieved from all its obligations under its Guarantee in the following circumstances:
(ii)    upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of transactions, of at least a majority of the total voting power of the capital stock or other interests of such Guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted hereunder;
(iii)    upon the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted hereunder; or
(iv)    if at any time when no default has occurred and is continuing with respect to the Notes, such Guarantor no longer guarantees (or which Guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Senior Indebtedness of the Company under the Credit Agreement.
Article 5

SUCCESSORS
Article V of the Base Indenture shall control.
Article 6

DEFAULTS AND REMEDIES
Article VI of the Base Indenture shall control.
Article 7

TRUSTEE
Article VII of the Base Indenture shall control.
Article 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Article VIII of the Base Indenture shall control.

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Article 9

AMENDMENT, SUPPLEMENT AND WAIVER
With respect to the Notes only, Article IX of the Base Indenture is hereby replaced with the following:
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Supplemental Indenture, the Indenture or the Notes of any series without the consent of any Holder of a Note of such series:
(1)curing ambiguities, omissions, mistakes, defects or inconsistencies;
(2)providing for the assumption by a successor corporation of the obligations of the Company under the Indenture;
(3)adding guarantees with respect to the Notes;
(4)securing the Notes;
(5)adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company;
(6)adding additional Events of Default;
(7)making any change that does not adversely affect the rights of any Holder;
(8)changing or eliminating any provisions of the Indenture so long as there are no Holders entitled to the benefit of the provisions;
(9)complying with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;
(10)conforming the provisions of the Indenture and the Notes to the “Description of Notes” section in the Offering Circular;
(11)supplementing any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes so long as any such action shall not adversely affect the interests of any Holder of such series of Notes or any other series of debt securities issued thereunder;
(12)permitting the authentication and delivery of additional series of Notes;
(13)providing for uncertificated Notes in addition to or in place of certificated Notes subject to applicable laws;

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(14)establishing the form or terms of other debt securities issued under the Indenture and coupons of any series of such other debt securities pursuant to the Indenture and to change the procedures for transferring and exchanging such other debt securities so long as such change does not adversely affect the Holders of any outstanding debt securities, including the Notes (except as required by applicable securities laws);
(15)making any change to the Indenture that does not adversely affect the rights of any holder of any Notes;
(16)securing any series of debt securities, including the Notes;
(17)evidencing the acceptance of appointment by a successor trustee;
(18)complying with the merger and consolidation provisions pursuant to the Indenture, including Article 5;
(19)in the case of subordinated debt securities, making any change to the provisions of the Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if each such holder of Senior Indebtedness under such provisions consents to such change); or
(20)evidencing the release of any guarantor pursuant to the terms of the Indenture.
Upon the request of the Company, and upon receipt by the Trustee an Officers’ Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Supplemental Indenture or otherwise.
Section 9.02    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, this Supplemental Indenture, the Indenture or the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes of any series may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

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Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of such Notes as aforesaid, and upon receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes of each affected series may waive compliance in a particular instance by the Company with any provision of this Indenture or such Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)extend the maturity of any payment of principal of or any installment of interest on any Notes;
(2)reduce the principal amount of any Note, or the interest, including additional interest, thereon, or any premium payable on any Note upon redemption thereof;
(3)change our obligation to pay additional amounts;
(4)change the currency in which any Note or any premium or interest is denominated is payable;
(5)change the ranking of the Notes;
(6)impair the right to sue for the enforcement of any payment on or with respect to any Note of such series; or
(7)reduce the percentage in principal amount of outstanding Notes required to consent to any supplemental indenture, any waiver of compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture, or otherwise modify the sections in the Indenture relating to these consents.
Section 9.03    [Intentionally Omitted]

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Section 9.04    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent thereto by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel, in each case from the Company, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
Article 10

GUARANTEES
With respect to the Notes only, the following Section 10.08 is hereby added to Article X of the Base Indenture:
Section 10.01    Additional Guarantor.
Alltech Associates, Inc., an Illinois corporation, hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture, including without limitation the release provisions thereof, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

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Article 1

MISCELLANEOUS
With respect to the Notes only, the following Section 11.16 is hereby added to Article XI of the Base Indenture:
Section 1.01    Supplemental Indenture Controls.
In case any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and the Guarantees provided by the Parent Guarantor and any Subsidiary Guarantors endorsed thereon).
Article 2

SATISFACTION AND DISCHARGE
With respect to the Notes of each series, Article XII of the Base Indenture shall control.
[Signatures on following page]

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Dated as of September 16, 2014
W. R. GRACE & CO.-CONN.,
as issuer

By:    /s/ Hudson La Force III
Name: Hudson La Force III
Title: Senior Vice President and Chief Financial     Officer

ALLTECH ASSOCIATES, INC.,
as Guarantor,
with respect to Article 10 and Section 7.07 only

By:    /s/ Hudson La Force III
Name: Hudson La Force III
Title: Vice President and Assistant Treasurer

[Signature page to First Supplemental Indenture]
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TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

[Signature page to First Supplemental Indenture]
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EXHIBIT A-1
[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE

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REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.]
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE
THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

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[Face of Note]
CUSIP NO. [ ]

5.125% Note due 2021
No [ ].
$[ ]
W. R. GRACE & CO.-CONN.
promises to pay to CEDE & CO. or to registered assigns the principal amount of $[     ] Dollars[, as may be increased or decreased, as reflected on the attached Schedule of Exchanges of Interests in Global Note] on October 1, 2021
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
Subject to Restrictions set forth in this Note.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed
Dated: [ ]
W. R. GRACE & CO.-CONN.

By:_______________________
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Supplemental Indenture:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By: __________________________________
Authorized Signatory
Dated: [ ]

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[Back of Note]
5.125% Note due 2021
Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.
1.    INTEREST. W. R. GRACE & CO.-CONN., a Connecticut corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 5.125% per annum from the Issue Date until maturity. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2015. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.00% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the United States, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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4.    INDENTURE. The Company issued the Notes under an Indenture dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of September 16, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, W. R. Grace & Co., a Delaware corporation, as Parent Guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. To the extent any provision of the Supplemental Indenture conflicts with the express provisions of the Base Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
a)    Except as set forth below, the Notes are not redeemable at the option of the Company.
b)    The Company may, at its option, at any time and from time to time, redeem all or any portion of the Notes on not less than 30 nor more than 60 days’ prior notice mailed (or, in the case of Global Notes, delivered electronically in accordance with the procedures of DTC) to Holders of the Notes to be redeemed at a redemption price equal to the greater of:

i.	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

ii.
The sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an equity offering, the consummation of such equity offering). Such notice shall state that, in the Company’s discretion, that the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.
If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

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Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
6.     MANDATORY REDEMPTION. Except as otherwise provided in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
7.     REPURCHASE AT OPTION OF HOLDER.
If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the notes as described in Section 3.07 of the Supplemental Indenture, Holders of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, the Company will mail (or deliver electronically) a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required hereunder and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflicts.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
a)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
b)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
c)    deliver or cause to be delivered to the Trustee the Notes properly accepted.

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The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
In the event that Holders of not less than 90% of the aggregate principal amount of a series of outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes of such series held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes of such series that remain outstanding, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
8.     DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
9.     PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
10.     AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any existing Default or compliance with any provision of the Supplemental Indenture or the Notes (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, any interest on the Note, on or after the scheduled due dates expressed herein) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the

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then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Company and the Trustee may amend or supplement the Supplemental Indenture or the Notes (i curing ambiguities, omissions, mistakes, defects or inconsistencies; providing for the assumption by a successor corporation of the obligations of the Company under the Indenture; adding guarantees with respect to the notes; securing the notes; adding to the covenants of the Company for the benefit of the holders or surrendering any right or power conferred upon the Company; adding additional events of default; making any change that does not adversely affect the rights of any holder; changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions; complying with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; conforming the provisions of the Indenture and the notes to the “Description of Notes” section in the offering circular; supplementing any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes so long as any such action shall not adversely affect the interests of any holder of such series of notes or any other series of debt securities issued thereunder; prohibiting the authentication and delivery of additional series of notes; providing for uncertificated notes in addition to or in place of certificated notes subject to applicable laws; establishing the form or terms of other debt securities issued under the Indenture and coupons of any series of such other debt securities pursuant to the Indenture and to change the procedures for transferring and exchanging such other debt securities so long as such change does not adversely affect the holders of any outstanding debt securities, including the notes (except as required by applicable securities laws); making any change to the Indenture that does not adversely affect the rights of any holder of any series of debt securities, including the notes; securing any series of debt securities, including the notes; evidencing the acceptance of appointment by a successor trustee; complying with the merger and consolidation provisions pursuant to the Indenture; in the case of subordinated debt securities, making any change to the provisions of the Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if each such holder of Senior Indebtedness under such provisions consents to such change); or evidencing the release of any guarantor pursuant to the terms of the Indenture.
11.     DEFAULTS AND REMEDIES. Each of the following is an Event of Default:
a)default for 30 consecutive days in the payment when due of interest on the Notes of such series;
b)default in payment when due of the principal of or premium, if any, on the Notes of such series;
c)failure by the Company to comply with obligations under ‘‘— Merger, Consolidation or Sale of Assets’’;
d)the Company remains in breach of a covenant or warranty in respect of the Indenture or any note (other than a covenant included in the Indenture solely for the benefit of debt securities of another series) for 60 days after we receive a written notice of default, which

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notice must be sent by either the Trustee or holders of at least 25% in principal amount of the outstanding notes;
e)a default resulting in acceleration of Indebtedness of ours or any of our Restricted Subsidiaries other than intercompany Indebtedness of at least $75 million in aggregate principal amount, which acceleration has not been rescinded or annulled after 30 days’ notice thereof;
f)a final judgment for the payment of $75 million or more (excluding any amounts covered by insurance or indemnities) rendered against the Company or any of its Significant Subsidiaries (other than any Securitization Entity), as defined in Article 1, Rule 1-02 of Regulation S-X, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
g)the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

a.	commences a voluntary case,

b.	consents to the entry of an order for relief against it in an involuntary case,

c.	consents to the appointment of a custodian of it or for all or substantially all of its property, or

d.	makes a general assignment for the benefit of its creditors; or
h)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a.	is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

b.	appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

i.	orders the liquidation of the Company or any of its Significant Subsidiaries;
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes of any series by notice to the Company and the Trustee may declare the Notes of such series to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences with respect to such series of Notes if the rescission would not

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conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
12.     TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
13.     NO RECOURSE AGAINST OTHERS. A director, Officer, employee, incorporator, member or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
14.     GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

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15.     AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.     ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.     CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture or the Base Indenture, as applicable. Requests may be made to:
W. R. Grace & Co.-Conn.
7500 Grace Drive
Columbia, MD 21044
Attention: Corporate Secretary
Telecopier No.: (410) 531-4545

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ASSIGNMENT FORM
To assign this Note, fill in the form below:

(i) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Note Custodian

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EXHIBIT A-2
[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE

CH\1921617.11

REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.]
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE
THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

CH\1921617.11

[Face of Note]
CUSIP NO. [ ]

5.625% Note due 2024
No [ ].
$[ ]
W. R. GRACE & CO.-CONN.
promises to pay to CEDE & CO. or to registered assigns the principal amount of $[     ] Dollars[, as may be increased or decreased, as reflected on the attached Schedule of Exchanges of Interests in Global Note] on October 1, 2024
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
Subject to Restrictions set forth in this Note.

CH\1921617.11

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed
Dated: [ ]
W. R. GRACE & CO.-CONN.

By:_______________________
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Supplemental Indenture:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By: __________________________________
Authorized Signatory
Dated: [ ]

CH\1921617.11

[Back of Note]
5.625% Note due 2024
Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.
1.    INTEREST. W. R. GRACE & CO.-CONN., a Connecticut corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 5.625% per annum from the Issue Date until maturity. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2015. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.00% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the United States, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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4.    INDENTURE. The Company issued the Notes under an Indenture dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of September 16, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company, W. R. Grace & Co., a Delaware corporation, as Parent Guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. To the extent any provision of the Supplemental Indenture conflicts with the express provisions of the Base Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
a)    Except as set forth below, the Notes are not redeemable at the option of the Company.
b)    The Company may, at its option, at any time and from time to time, redeem all or any portion of the Notes on not less than 30 nor more than 60 days’ prior notice mailed (or, in the case of Global Notes, delivered electronically in accordance with the procedures of DTC) to Holders of the Notes to be redeemed at a redemption price equal to the greater of:

i.	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

ii.
The sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an equity offering, the consummation of such equity offering). Such notice shall state that, in the Company’s discretion, that the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.
If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

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Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
6.     MANDATORY REDEMPTION. Except as otherwise provided in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
7.     REPURCHASE AT OPTION OF HOLDER.
If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the notes as described in Section 3.07 of the Supplemental Indenture, Holders of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, the Company will mail (or deliver electronically) a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required hereunder and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflicts.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
a)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
b)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
c)    deliver or cause to be delivered to the Trustee the Notes properly accepted.

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The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
In the event that Holders of not less than 90% of the aggregate principal amount of a series of outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes of such series held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes of such series that remain outstanding, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
8.     DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
9.     PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
10.     AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any existing Default or compliance with any provision of the Supplemental Indenture or the Notes (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, any interest on the Note, on or after the scheduled due dates expressed herein) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the

CH\1921617.11

then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Company and the Trustee may amend or supplement the Supplemental Indenture or the Notes (i curing ambiguities, omissions, mistakes, defects or inconsistencies; providing for the assumption by a successor corporation of the obligations of the Company under the Indenture; adding guarantees with respect to the notes; securing the notes; adding to the covenants of the Company for the benefit of the holders or surrendering any right or power conferred upon the Company; adding additional events of default; making any change that does not adversely affect the rights of any holder; changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions; complying with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; conforming the provisions of the Indenture and the notes to the “Description of Notes” section in the offering circular; supplementing any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes so long as any such action shall not adversely affect the interests of any holder of such series of notes or any other series of debt securities issued thereunder; prohibiting the authentication and delivery of additional series of notes; providing for uncertificated notes in addition to or in place of certificated notes subject to applicable laws; establishing the form or terms of other debt securities issued under the Indenture and coupons of any series of such other debt securities pursuant to the Indenture and to change the procedures for transferring and exchanging such other debt securities so long as such change does not adversely affect the holders of any outstanding debt securities, including the notes (except as required by applicable securities laws); making any change to the Indenture that does not adversely affect the rights of any holder of any series of debt securities, including the notes; securing any series of debt securities, including the notes; evidencing the acceptance of appointment by a successor trustee; complying with the merger and consolidation provisions pursuant to the Indenture; in the case of subordinated debt securities, making any change to the provisions of the Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if each such holder of Senior Indebtedness under such provisions consents to such change); or evidencing the release of any guarantor pursuant to the terms of the Indenture.
11.     DEFAULTS AND REMEDIES. Each of the following is an Event of Default:
b)default for 30 consecutive days in the payment when due of interest on the Notes of such series;
c)default in payment when due of the principal of or premium, if any, on the Notes of such series;
d)failure by the Company to comply with obligations under ‘‘— Merger, Consolidation or Sale of Assets’’;
e)the Company remains in breach of a covenant or warranty in respect of the Indenture or any note (other than a covenant included in the Indenture solely for the benefit of debt securities of another series) for 60 days after we receive a written notice of default, which

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notice must be sent by either the Trustee or holders of at least 25% in principal amount of the outstanding notes;
f)a default resulting in acceleration of Indebtedness of ours or any of our Restricted Subsidiaries other than intercompany Indebtedness of at least $75 million in aggregate principal amount, which acceleration has not been rescinded or annulled after 30 days’ notice thereof;
g)a final judgment for the payment of $75 million or more (excluding any amounts covered by insurance or indemnities) rendered against the Company or any of its Significant Subsidiaries (other than any Securitization Entity), as defined in Article 1, Rule 1-02 of Regulation S-X, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.
h)the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

a.	commences a voluntary case,

b.	consents to the entry of an order for relief against it in an involuntary case,

c.	consents to the appointment of a custodian of it or for all or substantially all of its property, or

d.	makes a general assignment for the benefit of its creditors; or
i)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a.	is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

b.	appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

i.	orders the liquidation of the Company or any of its Significant Subsidiaries;
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes of any series by notice to the Company and the Trustee may declare the Notes of such series to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences with respect to such series of Notes if the rescission would not

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conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
12.     TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
13.     NO RECOURSE AGAINST OTHERS. A director, Officer, employee, incorporator, member or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
14.     GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

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15.     AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
16.     ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
17.     CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture or the Base Indenture, as applicable. Requests may be made to:
W. R. Grace & Co.-Conn.
7500 Grace Drive
Columbia, MD 21044
Attention: Corporate Secretary
Telecopier No.: (410) 531-4545

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ASSIGNMENT FORM
To assign this Note, fill in the form below:

(i) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Note Custodian

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
W.R. Grace & Co.-Conn
7500 Grace Drive
Columbia, Maryland 21044

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Facsimile: (203) 453-1183
Attention: W. R. Grace & Co.-Conn. Administrator

Re:    W. R. Grace & Co.-Conn.
5.125% Notes due 2021 (CUSIP [ ]) (the “2021 Notes”)
5.625% Notes due 2024 (CUSIP [ ]) (the “2024 Notes”)
Reference is hereby made to the Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of September 16, 2014 (the “Supplemental Indenture”), among W. R. Grace & Co.-Conn. (the “Company”), W. R. Grace & Co., as Parent Guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____________________________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the

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United States. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act.
2.    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.
3.    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(i)    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(ii)    such Transfer is being effected to the Company or a subsidiary thereof; or
(iii)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
(iv)    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby

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further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Supplemental Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Supplemental Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) a beneficial interest in the:
(i) Rule 144A Global Note (CUSIP __________), or
(ii) Regulation S Global Note (CUSIP _________), or
(b) a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a) a beneficial interest in the:
(i) Rule 144A Global Note (CUSIP __________), or
(ii) Regulation S Global Note (CUSIP _________), or
(b) a Restricted Definitive Note; or
in accordance with the terms of the Supplemental Indenture.

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EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
W.R. Grace & Co.-Conn
7500 Grace Drive
Columbia, Maryland 21044

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Facsimile: (203) 453-1183
Attention: W. R. Grace & Co.-Conn. Administrator
Re:    W. R. Grace & Co.-Conn.
5.125% Notes due 2021 (CUSIP [ ]) (the “2021 Notes”)
5.625% Notes due 2024 (CUSIP [ ]) (the “2024 Notes”)
Reference is hereby made to the Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of September 16, 2014 (the “Supplemental Indenture”), among W. R. Grace & Co.-Conn. (the “Company”), W. R. Grace & Co., as Parent Guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________________________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(i)    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the Restricted Definitive Note issued will continue to be subject to the

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restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Supplemental Indenture and the Securities Act.
(ii)    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] Rule 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Supplemental Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

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EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
W.R. Grace & Co.-Conn
7500 Grace Drive
Columbia, Maryland 21044

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Facsimile: (203) 453-1183
Attention: W. R. Grace & Co.-Conn. Administrator

Attention: Corporate Trust Administration
Re:    W. R. Grace & Co.-Conn.
5.125% Notes due 2021 (CUSIP [ ]) (the “2021 Notes”)
5.625% Notes due 2024 (CUSIP [ ]) (the “2024 Notes”)
Reference is hereby made to the Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of September 16, 2014 (the “Supplemental Indenture”), among W. R. Grace & Co.-Conn. (the “Company”), W. R. Grace & Co., as Parent Guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(i)        a beneficial interest in a Global Note, or
(ii)        a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Supplemental Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

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2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Company or any subsidiary thereof, (b) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (d) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to the provisions of Rule 144(d) under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

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EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of W. R. Grace & Co.-Conn. (or its successor), a Connecticut corporation, and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company, the Trustee and the Parent Guarantor named therein are parties to that certain Indenture, dated as of September 16, 2014 (the “Base Indenture”);
WHEREAS, the Company, the Trustee and the Parent Guarantor named therein are parties to that certain First Supplemental Indenture, dated as of September 16, 2014 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”);
WHEREAS Section 4.10 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of Holders;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture except that [add any limitations required by law], including without limitation the release provisions thereof, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[NEW GUARANTOR]

By:	Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	Name: Title:

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